UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2020

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MRLN	NASDAQ Global Select Market

Item 7.01. Regulation FD Disclosure

Press Release regarding CMLA Agreement Termination and COVID-19 Response and Impact

On March 31, 2020, Marlin Business Services Corp. (the “Company”) issued a press release announcing the termination of the CMLA Agreement (as defined below) and describing the Company’s response to the COVID-19 pandemic and the impact on the Company’s operations. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Modification of Federal Deposit Insurance Corporation Order and Termination of Related Agreements

On March 25, 2020, Marlin Business Bank (the “Bank”), a wholly-owned subsidiary of the Company, received notice from the Federal Deposit Insurance Corporation (the “FDIC”) that the FDIC approved the Bank’s request to rescind certain nonstandard conditions in the FDIC’s order granting federal deposit insurance issued on March 20, 2007. Furthermore, effective March 26, 2020, the FDIC, the Company and certain of the Company’s subsidiaries terminated the Capital Maintenance and Liquidity Agreement (the “CMLA Agreement”) and the Parent Company Agreement, each entered into by and among the Company, certain of its subsidiaries and the FDIC in conjunction with the opening of the Bank.

As a result of the above-described actions, the Bank is no longer required pursuant to the CMLA Agreement to maintain a total risk-based capital ratio above 15%. Rather, the Bank must continue to maintain a total risk-based capital ratio above 10% in order to maintain “well-capitalized” status as defined by banking regulations, while the Company must continue to maintain a total risk-based capital ratio above 10.5% in order to avoid restrictions on capital returns to shareholders and certain discretionary payments such as bonuses.

As of December 31, 2019, the Bank was required to maintain $143.29 million of capital under the CMLA Agreement and $100.31 million of capital in order to maintain “well -capitalized” status, while the Company was required to maintain $112.53 million of capital in order to maintain a total risk-based capital ratio above 10.5%.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Marlin Business Services Corp. on March 31, 2020.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only the Company’s current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Stockholders are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” and include all statements regarding the financial projections for the Company included in this Current Report on Form 8-K. Stockholders should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting the Company’s business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, in connection with any forward-looking statements that may be made by the Company or the Company’s businesses generally. Such periodic reports are available in the “Investors” section of the Company’s website at http://www.marlincapitalsolutions.com and are also available at http://www.sec.gov. We caution stockholders not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, the Company undertakes no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: March 31, 2020	By:	/s/ Michael R. Bogansky
	Name:	Michael R. Bogansky
	Title:	Senior Vice President & Chief Financial Officer